As filed with the Securities and Exchange Commission on January 21, 1999 Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                -----------------

                      RESTAURANT TEAMS INTERNATIONAL, INC.
             (Exact name of the Company as specified in its charter)


                  Texas                                     75-2337102
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification No.)
                                -----------------

                                 1705 E. Whaley
                              Longview, Texas 75605
                    (Address of principal executive offices)
                                -----------------

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                          STOCK ISSUANCE TO CONSULTANTS

                                -----------------

                             Mr. Stanley L. Swanson
                      Restaurant Teams International, Inc.
                                 1705 E. Whaley
                              Longview, Texas 75605
                     (Name and address of agent for service)

                                 (903) 758-2811
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              Ronald L. Brown, Esq.
                         Glast, Phillips & Murray, P.C.
                           13355 Noel Road, Suite 2200
                               Dallas, Texas 75240
                                  (972)419-8300

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------

                                           Proposed Maximum     Proposed Maximum
  Title of Securities     Amount of be      Offering Price     Aggregate Offering        Amount of
   to be Registered       Registered(1)      per Share(2)         Price (1)(2)      Registration Fee(2)
-------------------------------------------------------------------------------------------------------

Common Stock, $0.01          500,000            $2.50              $1,250,000             $347.50

-------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ------------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -------------------------------------------------------------

         *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

         The following documents previously or concurrently filed by Restaurant Teams International, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Annual Report") filed by the Company (SEC File No. 001-13559) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission.

         (b)      The Company's Form 10-QSB for the quarter ended September 30,
                  1998.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) The description of the Company's Common Stock set forth under the caption "Description of Securities" at page 16 of the Company's Registration Statement on Form 10SB/A-3, filed with the Commission on October 23, 1997, is hereby incorporated by reference.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         In accordance with the Texas Business Corporation Act, Article IV of the Company's Bylaws provides that the Company may advance expenses to and indemnify directors, officers, employees, agents and other persons who may have advanced expenses and be indemnified under applicable law.

         Section 2.02-1 of the Texas Business Corporation Act permits indemnification of directors and officers of the Company and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Company, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Company or at the request of the Company, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted in an action brought on behalf of the Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Company.

         No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any act or omission in such capacity except to the extent Texas law expressly precludes limitation of such personal liability, which it does when the director is found liable for a breach of his duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or intentional misconduct or knowing violation of law, a transaction from which the director received an improper benefit or any other case where liability is provided by statute.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.
         -------------

          (a)  The undersigned Company hereby undertakes:


                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
                         (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and
                         (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longview, State of Texas, on January 20, 1999.

                                          RESTAURANT TEAMS INTERNATIONAL, INC.




                                          By: /s/ Stanley L. Swanson
                                              ----------------------------------
                                              Stanley L. Swanson
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors
                                              (Principal Executive Officer)



                                          By: /s/ Curtis A. Swanson
                                              ----------------------------------
                                              Curtis A. Swanson, Vice President
                                              and Chief Financial Officer



                                          By: /s/ Jean Hedges
                                              ----------------------------------
                                              Jean Hedges, Controller and
                                              Principal Accounting Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Curtis A. Swanson, his true and lawful attorney-in-fact and agent, each will full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibit thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of the, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on January 20, 1999.

         Signatures                       Title


         /s/ Stanley L. Swanson           President, Chief Executive Officer and
         ------------------------         Chairman of the Board of Directors
         Stanley L. Swanson


         /s/ Edward Dmytryk               Director
         ------------------------
         Edward Dmytryk


         /s/ Robert Lilly                 Director
         ------------------------
         Robert Lilly


         /s/ Henry Leonard                Director
         ------------------------
         Henry Leonard


                      RESTAURANT TEAMS INTERNATIONAL, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

-----------------------------------------------------------------------------------------------------------------

   Exhibit                                                   Incorporated Herein by                    Filed
     No.                    Description                           Reference To                       Herewith
-----------------------------------------------------------------------------------------------------------------

     3.1        Articles of  Incorporation  of               Exhibits  2.1 and 2.2 of the Form 10SB
                Restaurant Teams International,              Registration Statement filed with the
                Inc.,  as amended                            Commission on October 23, 1997 (SEC
                                                             File No. 001-13559)
-----------------------------------------------------------------------------------------------------------------

     3.2        Bylaws of Restaurant Teams                   Incorporated by reference to Exhibit 2.3
                International, Inc.                          of Form 10SB filed with the
                                                             Commission on October 23, 1997
                                                             (SEC File No. 001-13559)
-----------------------------------------------------------------------------------------------------------------

     4.1        Consulting Agreement dated
                January 20, 1999, with                                                                   X
                Fontenelle, LLC
-----------------------------------------------------------------------------------------------------------------


     5.1        Opinion of Glast, Phillips &
                Murray, P.C.                                                                             X
-----------------------------------------------------------------------------------------------------------------

    23.1        Consent of T.G. Prothro &
                Company, PLLC                                                                            X
-----------------------------------------------------------------------------------------------------------------

    23.2        Consent of Glast, Phillips &
                Murray, P.C. (included in Exhibit
                5.1)
-----------------------------------------------------------------------------------------------------------------

    24.1        Power of Attorney                                                              Included on
                                                                                               Signature Page to
                                                                                               the Registration
                                                                                               Statement
-----------------------------------------------------------------------------------------------------------------



                                   EXHIBIT 4.1

                              CONSULTING AGREEMENT
                              --------------------


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as effective the 2nd day of January, 1999, by and between RESTAURANT TEAMS
INTERNATIONAL, INC., a Texas corporation ("Company") and FONTENELLE, LLC ("Consultant").

         A. The Company wishes to engage the services of Consultant as an independent contractor to theCompany;

         B. The Consultant represents that it has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement; and

         C. The Consultant is willing to be so retained on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. Engagement. The Company hereby retains Consultant as an independent contractor to the Company, and Consultant hereby accepts such engagement on the terms and conditions hereinafter set forth.

         2. Term. This Agreement shall be in effect for an initial term of one year, commencing upon execution by both parties, and shall be renewable automatically, without any action of the parties, on an annual basis thereafter, unless either party gives the other written notice of an intention not to renew this Agreement at least thirty (30) days prior to the end of the initial term or any renewal term thereof.

         3. Duties of Consultant. The Company retains Consultant to provide general strategic and financial advice and consultation to management on all matters pertaining to the business of the Company.

            In its capacity as advisor and consultant to management of the Company, Consultant shall be required to devote at least 10 hours per month to the business of the Company, but with the understanding and expectation that Consultant will provide approximately 2.5 hours of consultation per week. Consultant shall also be available, at the mutual convenience of the parties, to evaluate specific matters or problems submitted to Consultant by management of the Company.

            Consultant shall render the services required in this Agreement as an independent contractor. Deadlines in respect of the service and functions of Consultant shall be mutually agreed upon. Consultant shall have no authority or power of decision over any of the Company's activities or employees.

            Consultant shall use his best efforts to advance the business and welfare of the Company, and shall not intentionally take any action adverse to the best interests of the Company.

         4. Compensation. As full and complete compensation for any and all services (except out-of-pocket expenses approved by the Company) that Consultant shall render to the Company, the Company shall make a one-time grant of 500,000 restricted shares of the Company's Common Stock to be registered for resale under Form S-8 or other available form as soon as reasonably practical.

         5. Disclosure of Information. Consultant recognizes and acknowledges as a result of his engagement by the Company, he will have access to discover information which is of a proprietary manner to the Company, including methods, inventions, improvements, trade secrets, or discoveries, whether patentable or not, and similar information relating to the Company's products and services. In addition, information will or has been disclosed to Consultant, or has been discovered by Consultant, concerning marketing plans, processes, products, apparatus, techniques, know-how, trade secret, strategies, customer lists, and technical requirements of customers of the Company. Consultant agrees that he will not, without the prior written approval of the Company, disclose any such proprietary information of the Company to anyone not in the employ of the Company, or use any such information other than for the purposes of this Agreement. Consultant agrees that he will not allow any other person engaged by him to have access to any of the proprietary information unless he first obtains such person's agreement not to disclose or use such information, and such agreement is binding upon the Company, Consultant, and such third person. These obligations shall not apply, however, to information which is or becomes generally available to the public through no fault of Consultant.

         6. Termination. This Agreement shall terminate on the earliest of:

                  (i)     On January 20, 2000;

                  (ii) At Consultant's option, upon a ninety (90) day written notice; or

                  (iii)   Upon mutual written agreement of the parties hereto.

         7. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, or if sent by certified mail, postage prepaid to its residence in the case of Consultant, its principal office in the case of the Company and shall be effective upon deposit into the United States Postal Service, or in the case of personal delivery when actually delivered. Such notice shall be directed to the individuals and addresses below:

                  Fontenelle, LLC
                  345 N. Maple Drive, Suite 358
                  Beverly Hills, CA 90210

                  Restaurant Teams International, Inc.
                  1705 E. Whaley
                  Longview, Texas 75601

         With a copy to be provided to the Company's counsel:

                  Ronald L. Brown, Esq.
                  Glast, Phillips & Murray, P.C.
                  13355 Noel Road, Suite 2200
                  Dallas, Texas 75240

         8. Waiver. The waiver by the Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

         9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and assigns, but shall not be assignable by Consultant without the prior written consent of the Company.

         10. Severability. If any provision of this Agreement is held to be contrary to law, that provision shall be deemed severable from the balance of this Agreement, and the balance of this Agreement shall remain in force between the parties to the fullest extent permitted by law.

         11. Non-Competition. During the period of this Agreement, and for a six
(6) month period following termination thereof, Consultant shall not provide similar strategic, financial or operational advice to any organization offering services and products similar to those developed and marketed by the Company.

         12. Entire Agreement. This Agreement shall be deemed to express, embody, and supersede all previous understandings, agreements and commitments, whether written or oral, between the parties hereto with respect to the subject matter hereof and to fully and finally set forth the entire agreement between the parties hereto. No modifications shall be binding unless stated in writing and signed by both parties hereto with the approval of the President of the Company.

         13. Governing Law; Venue; Arbitration. This Agreement shall be governed by the laws of the State of Texas. Any dispute involving or affecting this Agreement or the services to be performed shall be determined and resolved by binding arbitration in the County of Gregg, State of Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         14. Prior Agreements. This Agreement supersedes and renders null and void all prior written or oral agreements by and between the Company or its affiliates and Consultant, except as provided herein or in any amendments or addendums hereto.

         15. Survival of Covenants. Upon termination of this Agreement, for any reason, the covenants contained in Sections 5, 11, 12, 13 and 15 shall survive such termination.

         16. Counterparts. This Agreement may be signed in two counterparts, but both of which placed together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date set forth above.

                                    COMPANY:

                                    RESTAURANT TEAMS INTERNATIONAL, INC.


                                    By: /s/  Stanley  L. Swanson
                                             --------------------------------
                                             Stanley L. Swanson, Chairman


                                   CONSULTANT:

                                 FONTENELLE, LLC


                                    By: /s/  Steven  Antebi
                                             --------------------------------
                                             Steven Antebi, Chairman

                                   EXHIBIT 5.1

                            GLAST, PHILLIPS & MURRAY
                           A PROFESSIONAL CORPORATION
                                                         2200 ONE GALLERIA TOWER
                            ATTORNEYS AND COUNSELORS    13355 NOEL ROAD, L.B. 48
RONALD L. BROWN, P.C.                                   DALLAS, TEXAS 75240-6657

DIRECT DIAL NUMBER:                                    TELEPHONE: (972) 419-8300
(972) 419-8302                                               FAX: (972) 419-8329


                                January 21, 1999



Restaurant Teams International, Inc.
1705 E. Whaley
Longview, Texas 75605

          Re: Form S-8 Registration Statement relating to the registration of 500,000 shares of common stock, $.01 par value of Restaurant Teams International, Inc. pursuant to three Consulting Agreements

Gentlemen:

         We are acting as counsel for Restaurant Teams International, Inc., a Texas corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 filed with the Securities and Exchange Commission ("SEC") (the
"Registration Statement"), covering an aggregate of 500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which will be issued pursuant to a Consulting Agreement with Fontenelle, LLC.

         In that connection, we have examined the Form S-8 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

         We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Texas Business Corporation Act.

Restaurant Teams International, Inc.
January 21, 1999
Page 2


         Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

         This opinion is limited in all respects to the laws of the United States of America and the State of Texas.

         This opinion may be filed as an exhibit to the Registration Statement.

                                         Sincerely,

                                         GLAST, PHILLIPS & MURRAY, P.C.


                                         /s/  Glast Phillips & Murray, P.C.
                                         ----------------------------------

                                  EXHIBIT 23.1




                                January 20, 1999



Restaurant Teams International, Inc.
1705 E. Whaley
Longview, Texas 75605

Gentlemen:

         We hereby consent to the incorporation by reference of our report dated March 3, 1998 covering the financial statements of Restaurant Teams International, Inc. (formerly Fresh 'n Lite, Inc.) as of December 31, 1997 and for the two years ended December 31, 1997 into the Form S-8 registration statement dated January 21, 1999 covering an aggregate of 500,000 shares of common stock pursuant to a Consulting Agreements.

                                            T.G. PROTHRO & COMPANY, PLLC


                                            /s/ T.G. Prothro & Company, PLLC
                                            --------------------------------